Contacts:
Media: Lauren Burk at 703.469.1004 or lburk@fbr.com
Investors: Paul Beattie at 703.312.9673 or pbeattie@fbr.com

FBR Capital Markets Reports First Quarter Results

ARLINGTON, VA, April 23, 2008 - FBR Capital Markets Corporation (NASDAQ: FBCM) (FBR Capital Markets) today reported a net after-tax loss of $10.2 million, or $0.16 per share (diluted), for the quarter ended March 31, 2008, compared to net after-tax income of $11.0 million, or $0.17 per share (diluted), in the first quarter of 2007.

Net revenues for the first quarter were $104.0 million compared to net revenues of $60.7 million in the fourth quarter of 2007 and $143.2 million in first quarter of 2007.

The first quarter results include expenses and charges – primarily severance costs, business development expenses, and a non-cash tax charge relating to past grants of restricted stock – that are higher than normal along with write-downs on merchant banking investments. These items totaled approximately $16 million, and absent these items, the company would have generated an operating profit for the first quarter. At the close of the first quarter, FBR Capital Markets had $503.0 million in equity, $313.3 million of cash, and a book value of $7.77 per share.

“It is during challenging market environments that the strength of our unique distribution platform and our leadership as a book-running equity capital markets firm serve us well,” said Richard J. Hendrix, President and Chief Operating Officer of FBR Capital Markets. “Difficult markets frequently yield great opportunities, and one of our key strengths is the ability to generate significant revenues from even a small number of innovative transactions. Our role as the lead placement agent and financial advisor behind the recent successful $1.35 billion private debt offering for Thornburg Mortgage is a clear demonstration of that capability.”

Capital Markets

In the first quarter, FBR Capital Markets generated investment banking revenues of $70.0 million compared to $30.6 million in the fourth quarter of 2007 and $103.7 million in the first quarter of 2007. During the first quarter of 2008, the firm raised a total of $2.9 billion in nine capital markets transactions, four of which were lead managed. During the same period, FBR Capital Markets’ merger and acquisition advisory group completed five assignments and generated revenues of $5.1 million.

In its institutional brokerage business, FBR Capital Markets posted record agency commissions and principal transactions revenue of $31.8 million in the first quarter of 2008 compared to $29.1 million in the fourth quarter of 2007 and $25.8 million in the first quarter of 2007 - a year over year increase of 23%.

In March, FBR Capital Markets acquired East Peak Advisors, LLC, a San Francisco Bay-area investment bank serving companies in the information technology sector. The East Peak acquisition is part of the strategic build-out of FBR Capital Markets’ investment banking platform and brings to the firm investment bankers with particular expertise in the wireless, internet, and technology infrastructure sectors.

Asset Management

In FBR Capital Markets’ asset management/private wealth business, base management and incentive fees were $4.6 million for the first quarter of 2008, compared to $5.6 million in the fourth quarter of 2007 and $5.6 million in the first quarter of 2007. Assets under management as of March 31, 2008 were $2.1 billion compared to $2.5 billion at the end of the fourth quarter of 2007 and $2.8 billion as of March 31, 2007.

Merchant Banking

As of March 31, 2008 FBR Capital Markets had 11 merchant banking portfolio investments with an investment value of $54.0 million, compared to $58.3 million at the close of the fourth quarter of 2007.

Looking Ahead

“In today’s markets, we are striving to strike a balance between streamlining our core businesses to be as efficient as possible while also making strategic investments to grow where opportunities present themselves,” said Eric F. Billings, Chairman and Chief Executive Officer. “We continue to look for ways to strengthen our core businesses and turn dislocations in our sectors to our advantage. We have historically performed well in difficult markets, and we are well positioned in terms of balance sheet strength and liquidity to take advantage of these circumstances.”

The firm will host an earnings conference call today, Wednesday, April 23, 2008 at 9:00 A.M. U.S. EDT. Investors wishing to listen to the call may do so via the web at:
http://phx.corporate-ir.net/phoenix.zhtml?c=204322&p=irol-irhome.

Replays of the webcast will be available after the call.

FBR Capital Markets Corporation (FBR Capital Markets), a majority-owned subsidiary of Friedman, Billings, Ramsey Group, Inc. (FBR), provides investment banking*, merger and acquisition advisory services*, institutional brokerage*, research*, and asset management and private wealth services. FBR Capital Markets focuses capital and financial expertise on eight industry sectors: consumer, diversified industrials, energy & natural resources, financial institutions, healthcare, insurance, real estate, and technology, media & telecom. FBR is headquartered in the Washington, D.C. metropolitan area with offices in Arlington, VA; Boston; Dallas; Houston; Irvine; New York; San Francisco; London, England; and Sydney, Australia. For more information, please visit www.fbrcapitalmarkets.com.

*Friedman, Billings, Ramsey & Co., Inc.

Statements in this release concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public offerings, activity in the secondary securities markets, interest rates, costs of borrowing, interest spreads, mortgage pre-payment speeds, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. For a discussion of these and other risks and important factors that could affect our future results and financial condition, see "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of the our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Financial data follows.

# # #

FBR CAPITAL MARKETS CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amount) (unaudited)

		Three Months Ended
		March 31,

	2008	%	2007	%
REVENUES:
Investment banking:
Capital raising	$64,909	62.4%	$97,236	67.9%
Advisory	5,076	4.9%	6,458	4.5%
Institutional brokerage:
Principal transactions	5,957	5.7%	2,036	1.4%
Agency commissions	25,816	24.8%	23,776	16.6%
Asset management:
Base management fees	4,644	4.5%	5,528	3.9%
Incentive allocations and fees	-	0.0%	104	0.1%
Interest income	2,461	2.4%	11,114	7.8%
Net investment (loss) income	(5,028)	-4.8%	1,495	1.0%
Other	244	0.1%	76	0.1%
Total revenues	104,079	100.0%	147,823	103.3%
Interest expense	33	0.0%	4,662	3.3%
Revenues, net of interest expense	104,046	100.0%	143,161	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	70,863	68.1%	77,791	54.3%
Professional services	11,163	10.7%	10,824	7.6%
Business development	12,020	11.6%	11,315	7.9%
Clearing and brokerage fees	3,598	3.5%	2,666	1.9%
Occupancy and equipment	8,607	8.3%	7,493	5.2%
Communications	6,043	5.8%	5,409	3.8%
Other operating expenses	2,733	2.6%	1,820	1.2%
Total non-interest expenses	115,027	110.6%	117,318	81.9%

(Loss) income before income taxes	(10,981)	-10.6%	25,843	18.1%

Income tax (benefit) provision	(807)	-0.8%	14,837	10.4%

Net (loss) income	$(10,174)	-9.8%	$11,006	7.7%

Basic (loss) earnings per share	$(0.16)		$0.17
Diluted (loss) earnings per share	$(0.16)		$0.17

Weighted average shares - basic (in thousands)	64,430		64,149
Weighted average shares - diluted (in thousands)	64,430		64,155

FBR CAPITAL MARKETS CORPORATION Financial & Statistical Supplement - Operating Results (Dollars in thousands, except per share data) (Unaudited)

Q-1 08
Revenues
Investment banking:
Capital raising	$64,909
Advisory	5,076
Institutional brokerage:
Principal transactions	5,957
Agency commissions	25,816
Asset management:
Base management fees	4,644
Interest	2,461
Net investment loss	(5,028)
Other	244
Total revenues	104,079
Interest expense	33
Revenues, net of interest expense	104,046

Non-interest expenses
Compensation and benefits	70,863
Professional services	11,163
Business development	12,020
Clearing and brokerage fees	3,598
Occupancy and equipment	8,607
Communications	6,043
Other operating expenses	2,733
Total non-interest expenses	115,027

Loss before income taxes	(10,981)

Income tax benefit	(807)

Net loss	$(10,174)

Loss before income taxes
as a percentage of net revenue	-10.6%

ROE (annualized)	-8.1%

Total shareholders' equity	$503,033

Basic loss per share	$(0.16)
Diluted loss per share	$(0.16)

Ending shares outstanding (in thousands)	64,765

Book value per share	$7.77

Gross assets under management (in millions)
Managed accounts	$333.9
Hedge & offshore funds	45.1
Mutual funds	1,702.9
Private equity and venture capital funds	21.4
Total	$2,103.3

Net assets under management (in millions)
Managed accounts	$333.9
Hedge & offshore funds	40.4
Mutual funds	1,698.0
Private equity and venture capital funds	20.2
Total	$2,092.5

Employee count	707

FBR CAPITAL MARKETS CORPORATION Financial & Statistical Supplement - Operating Results (Dollars in thousands, except per share data) (Unaudited)

	For the
	year ended
	December 31, 2007	Q-4 07	Q-3 07	Q-2 07	Q-1 07
Revenues
Investment banking:
Capital raising	$289,545	$25,646	$49,691	$116,972	$97,236
Advisory	34,063	4,973	16,480	6,152	6,458
Institutional brokerage:
Principal transactions	10,152	2,996	968	4,152	2,036
Agency commissions	104,633	26,112	26,219	28,526	23,776
Asset management:
Base management fees	23,549	5,542	6,119	6,360	5,528
Incentive allocations and fees	401	99	82	116	104
Interest	25,760	3,625	5,223	5,798	11,114
Net investment (loss) income	(4,497)	(8,703)	1,493	1,218	1,495
Other	1,290	536	213	465	76
Total revenues	484,896	60,826	106,488	169,759	147,823
Interest expense	5,337	85	316	274	4,662
Revenues, net of interest expense	479,559	60,741	106,172	169,485	143,161

Non-interest expenses
Compensation and benefits	287,752	53,049	67,035	89,877	77,791
Professional services	45,303	12,598	9,195	12,686	10,824
Business development	37,356	9,806	6,304	9,931	11,315
Clearing and brokerage fees	12,373	2,774	3,911	3,022	2,666
Occupancy and equipment	33,197	9,217	8,671	7,816	7,493
Communications	22,434	5,503	5,717	5,805	5,409
Other operating expenses	15,868	7,034	3,308	3,706	1,820
Total non-interest expenses	454,283	99,981	104,141	132,843	117,318

Net income (loss) before income taxes	25,276	(39,240)	2,031	36,642	25,843

Income tax provision (benefit)	20,032	(11,451)	1,764	14,882	14,837

Net income (loss)	$5,244	$(27,789)	$267	$21,760	$11,006

Net income (loss) before income taxes
as a percentage of net revenue	5.3%	-64.6%	1.9%	21.6%	18.1%

ROE (annualized)	1.1%	-22.4%	0.2%	17.2%	8.9%

Total shareholders' equity	$506,740	$506,740	$527,045	$528,341	$501,858

Basic earnings (loss) per share	$0.08	$(0.43)	$-	$0.34	$0.17
Diluted earnings (loss) per share	$0.08	$(0.43)	$-	$0.34	$0.17

Ending shares outstanding (in thousands)	64,059	64,059	63,889	64,411	64,282

Book value per share	$7.91	$7.91	$8.25	$8.20	$7.81

Gross assets under management (in millions)
Managed accounts	$347.1	$347.1	$345.6	$291.3	$258.8
Hedge & offshore funds	52.1	52.1	61.7	61.7	67.1
Mutual funds	2,046.5	2,046.5	2,292.3	2,482.6	2,412.9
Private equity and venture capital funds	23.8	23.8	31.3	33.8	41.2
Total	$2,469.5	$2,469.5	$2,730.9	$2,869.4	$2,780.0

Net assets under management (in millions)
Managed accounts	$347.1	$347.1	$345.6	$291.3	$258.8
Hedge & offshore funds	50.7	50.7	58.1	58.1	62.5
Mutual funds	2,034.6	2,034.6	2,285.1	2,474.7	2,406.4
Private equity and venture capital funds	22.6	22.6	29.8	32.0	38.0
Total	$2,455.0	$2,455.0	$2,718.6	$2,856.1	$2,765.7

Employee count	758	758	765	745	751

FBR CAPITAL MARKETS CORPORATION CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except per share amounts) (Unaudited)

ASSETS	31-Mar-08	31-Dec-07

Cash and cash equivalents	$313,305	$383,558
Receivables	34,377	30,923
Investments:
Mortgage-backed securities, at fair value	397,500	-
Long-term investments	77,137	84,076
Trading securities, at fair value	42,675	19,057
Due from clearing broker	15,472	-
Intangible assets, net	10,147	9,837
Furniture, equipment and leasehold improvements, net	27,707	29,092
Prepaid expenses and other assets	51,696	52,189
Total assets	$970,016	$608,732

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Trading account securities sold short but	$60	$206
not yet purchased, at fair value
Repurchase agreements	377,625	-
Accrued compensation and benefits	35,142	45,432
Accounts payable, accrued expenses and other liabilities	53,636	48,778
Due to clearing broker	-	7,512
Due to affiliates	520	64
Total liabilities	466,983	101,992

Shareholders' equity:
Common stock	67	66
Additional paid-in capital	420,878	412,805
Restricted stock units	727	-
Accumulated other comprehensive (loss) income, net of taxes	(1,712)	622
Retained earnings	83,073	93,247
Total shareholders' equity	503,033	506,740

Total liabilities and shareholders' equity	$970,016	$608,732